UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2021

Repare Therapeutics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Québec	001-39335	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7210 Frederick-Banting, Suite 100 St-Laurent, Québec, Canada	H4S 2A1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 412-7018

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, no par value	RPTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On October 8, 2021, Repare Therapeutics Inc. (the “Company”), issued a press release announcing initial Phase 1 monotherapy clinical data from its ongoing Phase 1/2 TRESR clinical trial of RP-3500. As described in the press release, the Company will present the initial Phase 1 monotherapy clinical data from the ongoing Phase 1/2 TRESR clinical trial at the AACR-NCI-EORTC Virtual International Conference on Molecular Targets and Cancer Therapeutics on October 8, 2021. In addition, at 5:00 p.m. Eastern Time on October 8, 2021, following the AACR-NCI-EORTC oral presentation, the Company will host a virtual investor webcast where members of the Company’s management team will present further details regarding the Phase 1/2 TRESR clinical trial. The virtual event and related materials can be accessed via the News and Events section of the Company’s website and will be available for 90 days following the event. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.

The information under this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibit.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated October 8, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPARE THERAPEUTICS INC.

By:	/s/ Lloyd M. Segal
Lloyd M. Segal President and Chief Executive Officer

Dated: October 8, 2021